     As filed with the Securities and Exchange Commission on July 22, 1998
                                File No. 811-8778




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER


                       THE INVESTMENT COMPANY ACT OF 1940
                                 AMENDMENT NO. 6


                           SELECT ADVISORS PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                                311 Pike Street
                             Cincinnati, Ohio 45202
                    (Address of Principal Executive Offices)



        Registrant's Telephone Number, including Area Code: 800-669-2793



                                Andrew S. Josef
                         Investors Bank & Trust Company
                              200 Clarendon Street
                           Boston, Massachusetts 02116

                     (Name and Address of Agent for Service)

                                EXPLANATORY NOTE


     This Amendment to the Registration Statement on Form N-1A of Select Advisors Portfolios (the "Trust")(File No. 811-8778) is being filed in order to electronically file certain exhibits to the Trust's Registration Statement which have previously been filed with the Securities and Exchange Commission in paper form. The prospectus and statement of additional information of the Trust have not changed and are incorporated by reference herein.

IFS0051D
                           SELECT ADVISORS PORTFOLIOS

                                     PART C

Item 24.  Financial Statements and Exhibits.

 (a)     Financial Statements

The financial statements called for by this Item are included in Part B and listed in Item 23 hereof.

 (b)     Exhibits



 1(A).   Declaration of Trust of the Registrant.1

 1(B).   Amendment No. 1 to Declaration of Trust of the Registrant.3

 1(C).   Form of Amendment No. 2 to Declaration of Trust of the Registrant.3

 2.      By-Laws of the Registrant.1


 5(A). Amended Investment Advisory Agreement between the Registrant and Touchstone Advisors, Inc. ("Touchstone"), including Amendment No. 1, Amendment No. 2, and Amendment No. 3.3

 5(B). Portfolio Advisory Agreement between Touchstone and David L. Babson and Company, Inc.1

 5(C). Portfolio Advisory Agreement between Touchstone and Westfield Capital Management Company, Inc.3

 5(D).   Portfolio Advisory Agreement between Touchstone and BEA Associates.1

 5(E). Portfolio Advisory Agreement between Touchstone and Scudder Kemper Investments, Inc. (with respect to Growth & Income Portfolio and Growth & Income II Portfolio).3

 5(F). Portfolio Advisory Agreement between Touchstone and Fort Washington Investment Advisors, Inc. (with respect to Bond Portfolio).1

 5(G). Portfolio Advisory Agreement between Touchstone and Alliance Capital Management, L.P.1

 5(H).   Portfolio Advisory Agreement between Touchstone and OpCap Advisors.3

 5(I). Amended Investment Advisory Agreement between the Registrant and Touchstone.2

 8. Custodian Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank").4

 9(A). Administration and Services Agreement between Investors Bank and the Registrant.2

 9(B).   Fund Accounting Agreement between Investors Bank and the Registrant.2

 13.     Investment representation letter of initial investors.4

 27.     Financial Data Schedules.3

 1 Incorporated herein by reference from Amendment No. 3 to the Registration Statement as originally filed with the Securities and Exchange Commission via EDGAR on April 29, 1996.

2 Incorporated herein by reference from Amendment No. 4 to the Registration Statement as originally filed with the Securities and Exchange Commission on April 24, 1997.

3 Incorporated herein by reference from Amendment No. 5 to the Registration Statement as originally filed with the Securities and Exchange Commission on April 28, 1998.

4 Filed herein.




Item 25.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.

Item 26.  Number of Holders of Securities.



              (1)                                    (2)
       Title of Class                                Number of Record Holders
 Series of Beneficial Interests                      (as of June 30, 1998)

 Emerging Growth Portfolio                           2
 International Equity Portfolio                      2
 Growth & Income Portfolio                           3
 Growth & Income Portfolio II                        5
 Balanced Portfolio                                  2
 Income Opportunity Portfolio                        2
 Bond Portfolio                                      3
 Bond Portfolio II                                   5
 Value Plus Portfolio                                2




Item 27.  Indemnification.

 Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as an Exhibit herewith.

 The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

Item 28.  Business and Other Connections of Investment Advisor.

 Touchstone Advisors, Inc. ("Touchstone Advisors") serves as investment advisor to the Portfolio Trust.

 Set forth below are the names, principal business addresses and positions of each director and officer of Touchstone Advisors. Unless otherwise noted, the principal business address of these individuals is Touchstone Advisors, Inc., 311 Pike Street, Cincinnati, Ohio 45202. Unless otherwise specified, none of the officers and directors of Touchstone Advisors serve as officers and Trustees of the Portfolio Trust.


                           POSITION AND OFFICES
                           WITH TOUCHSTONE               POSITION AND OFFICES
NAME                       ADVISORS                      WITH THE REGISTRANT

James N. Clark*            Director                      none

Edward G. Harness, Jr.     Director, President           Chairman of the
                           and Chief Executive           Board, President and
                           Officer                       Chief Executive
                                                         Officer

William F. Ledwin*         Director                      none


Donald J. Wuebbling*       Director, Secretary
                           and Chief Legal Officer              none

James J. Vance             Treasurer                            Treasurer

Edward S. Heenan*          Vice President                       Controller
                           and Controller

Richard K. Taulbee*        Vice President                       none

Patricia Wilson            Chief Compliance Officer             none

Robert F. Morand*          Assistant Secretary                  none

Robert A. Dressman*        Assistant Treasurer                  none

Timothy D. Speed*          Assistant Treasurer                  none



-------------------
*Principal business address is 400 Broadway, Cincinnati, Ohio  45202

Item 29.  Principal Underwriters.

 Not applicable.

Item 30.  Location of Accounts and Records.

 The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


         Name                                        Address
         ----                                        -------

Touchstone Securities, Inc.                          311 Pike Street
  (placement agent)                                  Cincinnati, Ohio  45202

Touchstone Advisors, Inc.                            311 Pike Street
  (investment advisor)                               Cincinnati, Ohio  45202

Investors Bank & Trust Company                       200 Clarendon Street
  (administrator, custodian,                         Boston, Massachusetts 02116
   fund accounting agent and
   transfer agent)

Item 31.  Management Services.

 Not applicable.

Item 32.  Undertakings.


(a)      Not applicable.

(b)      Not applicable.

(c) Registrant hereby undertakes to furnish to each person to whom a prospectus is delivered, a copy of the Registrant's latest annual report to shareholders, including the information called for in Item 5A of this Part C, upon request and without charge.

                                   SIGNATURES




Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 22nd day of July, 1998.




                                             SELECT ADVISORS PORTFOLIOS




                                             By /s/ ANDREW S. JOSEF
                                                -------------------------
                                                Andrew S. Josef
                                                Secretary

                                INDEX TO EXHIBITS


Exhibit
  No.                         Description of Exhibit



 (8) Custodian Agreement between the Registrant and Investors Bank & Trust Company ("Investors Bank").

(13)     Investment representation letters of initial investors.